UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2018

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On April 25, 2018, Vector Group Ltd. held its 2018 annual meeting of stockholders, where stockholders considered and voted upon the following proposals:
Proposal 1: Election of Directors.
By vote reflected below, each of the directors nominated was elected.

Nominee	For	Withheld	Broker Non-Votes (1)

Bennett S. LeBow	92,773,197	1,446,643	29,370,356
Howard M. Lorber	91,759,951	2,459,889	29,370,356
Ronald J. Bernstein	91,279,156	2,940,684	29,370,356
Stanley S. Arkin	60,657,083	33,562,757	29,370,356
Henry C. Beinstein	92,772,885	1,446,955	29,370,356
Paul V. Carlucci	93,490,314	729,526	29,370,356
Jeffrey S. Podell	58,962,374	35,257,466	29,370,356
Jean E. Sharpe	59,202,013	35,017,827	29,370,356
Barry Watkins	93,518,174	701,666	29,370,356
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
Proposal 2: Advisory approval of executive compensation (say on pay).
By vote reflected below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes (1)
48,502,497	44,996,957	720,386	29,370,356
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
Proposal 3: Approval of ratification of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2018.
By vote reflected below, the selection of the independent registered public accounting firm was ratified.

For	Against	Abstain
122,624,867	518,403	446,926

Proposal 4: Approval of "proxy access bylaw"
By vote reflected below, the Company’s stockholders did not approve a stockholder proposal entitled "Advisory Vote on Shareholder Proposal Regarding Proxy Access By-law".

For	Against	Abstain	Broker Non-Votes (1)
39,952,919	53,120,726	1,146,195	29,370,356
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:     /s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer

Date:    April 27, 2018